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On January 29, 2018, Qualcomm Incorporated (“Qualcomm”) posted the following material to www.qcomvalue.com.

TRANSCRIPT OF “CREATING STOCKHOLDER VALUE” VIDEO

JANUARY 29, 2018

Steve Mollenkopf:                                           Qualcomm, at its heart, is an innovation company, a technology company, that invents technologies that enable new industries to exist.

It’s a unique combination of skills and business models. We’re in a great position to drive value for our shareholders and value for the cellular ecosystem worldwide.

Cristiano Amon:                                                      We are now moving from what has been one of the most incredible generations of wireless technology, which is 4G and the smartphone era, into another one that is probably going to be the most transformative of them all.

We will see a transformation in wireless in 5G, which will take our core business to a whole new growth position because 5G will reenergize the mobile space, will create a new upgrade cycle, will create new services

Steve Mollenkopf:                                           5G will deliver tremendous value to our shareholders. If you look at previous G transitions, you look at 3G to 4G transition, our revenues went from $11 billion to $25 billion. If you look at the 4G to 5G transition, similar leadership, but the end market growth is actually larger.

We think we’re in the leadership position by 12-24 months.

George Davis:                                                                    We really wanted to position the company, and in particular the chip business, which operates in a very concentrated market, to be successful under almost any circumstance.  You’ve seen very strong performance quarter after quarter, top line growth year over year.

We’ve had 75% growth in our adjacent market businesses, which includes automotive, IoT, networking, and mobile compute.

This is going from a handset market that had a serviceable addressable market of about $23 billion to a set of markets that add up to just about $150 billion, so it’s a 6x increase in the served available market to the company.

We’re presenting a very compelling outlook for 2019 to our investors.  The impacts of a billion dollar cost reduction program, the impact of NXP coming into the company and then the resolution of the licensing disputes that we’re experiencing today, that brings you to an outlook that gets you somewhere between $6.75 and $7.50.

Steve Mollenkopf:                                           We received an unsolicited bid from Broadcom that the Board evaluated carefully, concluded that it undervalues the company, there are some questions about deal certainty and regulatory approval. We’ve had some feedback from customers that have voiced some concerns.

Quite frankly, the Board concluded this deal is not in the best interest of shareholders.

Don Rosenberg:                                                         The Broadcom-proposed acquisition will be subjected to very, very close scrutiny by well over a dozen potential agencies.

We believe that this is probably going to take something in the range of 18 months or more even, because of the complexity of the two companies’ businesses, because of the enormous overlap in the two companies’ technologies and businesses, and because of the global nature of our businesses.

People won’t invest in companies unless they know that what this company is ultimately going to produce is going to be protected, and it’s going to be profitable. If we give that up, if we ignore that, then we as a company, we as an economy, we as a country here and other countries elsewhere, we’ll fall behind in innovation.

Paul E. Jacobs:                                                              We are building the underpinnings for the Internet of Things revolution. This huge opportunity where connectivity and computing and sensing will go into everything in the world around us.

Steve Mollenkopf:                                           We’re in a tremendous position to continue to drive the business forward and it’s right around the corner.  If you look at 5G devices, we think they’re going to start launching in 2019. So the momentum is already there and we’re looking forward to delivering that value, not only to our customers but also our shareholders.

Additional Information

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this website that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.